Mechanics Bancorp Reports Third Quarter 2025 Results Following Completion of Merger with HomeStreet Bank

Third Quarter Highlights
$22.7 billion Total Assets	$55.2 million Net Income	13.42% CET1 Ratio(1)	$12.54 Book Value Per Share $7.73 Tangible Book Value Per Share(2)

Walnut Creek, CA –October 30, 2025 – (BUSINESS WIRE) – Mechanics Bancorp (Nasdaq: MCHB) (“Mechanics”), the financial holding company of Mechanics Bank, today announced its financial results for the quarter ended September 30, 2025. Mechanics reported net income to common shareholders of $55.2 million, or $0.25 per diluted share, for the third quarter of 2025, compared to $42.5 million, or $0.20 per diluted share, for the second quarter of 2025. Mechanics’ financial results for the third quarter were materially impacted by its merger with HomeStreet, Inc. (“HomeStreet”), which was completed on September 2, 2025. Refer to “Presentation of Results – HomeStreet Bank Merger” below for additional information about the presentation of the financial statements following the merger.

C.J. Johnson, President and CEO of Mechanics, said, “We are pleased to close our acquisition of HomeStreet and create the premier West Coast community bank. This transaction was financially and strategically compelling and we are excited to add the attractive markets of Washington, Oregon and Hawaii to our unique California franchise. Mechanics Bank has been a pillar of financial strength since 1905 and I’m excited for what the future has in store for our Company.”
Third Quarter 2025 Highlights:
•Total assets increased $6.1 billion to $22.7 billion and total loans increased $5.3 billion from the prior quarter, resulting in a loans-to-deposits ratio of 75%.
•Total deposits increased $5.5 billion to $19.5 billion, an increase of 39% from the prior quarter, and noninterest-bearing deposits increased $1.3 billion to $6.7 billion, an increase of 24% from the prior quarter.
•Total cost of deposits was 1.45% for the quarter and 1.53% for the month of September 30, 2025.
•Strong capital ratios(1), including an estimated 15.59% Total risk-based capital ratio, 13.42% Tier 1 capital ratio, 13.42% CET1 capital ratio and 10.33% Tier 1 leverage ratio.
•Allowance for credit losses (“ACL”) to total loans of 1.16%, up from 0.74% at the prior quarter-end after a provision for credit losses on loans of $46.1 million, which includes a $20.2 million initial provision related to non-purchased credit deteriorated (“non-PCD”) loan balances.
(1) Regulatory capital ratios at September 30, 2025 are preliminary.
(2) Non-GAAP measure. Refer to section “Non-GAAP Financial Measures and Reconciliations” below.

•No wholesale funding, as all HomeStreet FHLB borrowings and brokered deposits have been paid off.
•Preliminary bargain purchase gain recognized of $90.4 million on the HomeStreet merger.
•Non-recurring acquisition and integration costs of $63.9 million.

Presentation of Results – HomeStreet Bank Merger

On September 2, 2025, the merger of HomeStreet Bank, the wholly owned subsidiary of Mechanics Bancorp (formerly known as HomeStreet, Inc.) with and into Mechanics Bank, was completed. Mechanics Bank is the accounting acquirer (legal acquiree), HomeStreet Bank is the accounting acquiree and Mechanics Bancorp is the legal acquirer. Mechanics’ financial results for all periods ended prior to September 2, 2025 reflect Mechanics Bank’s historical financial results on a standalone basis. In addition, Mechanics’ reported financial results for the quarter and nine months ended September 30, 2025 reflect Mechanics Bank’s financial results on a standalone basis until the closing of the merger on September 2, 2025 and results of the combined company for September 2, 2025 through September 30, 2025. The number of shares issued and outstanding, earnings per share, and all references to share quantities or metrics of Mechanics have been retrospectively restated to reflect the equivalent number of shares issued in the merger since the merger was accounted for as a reverse acquisition. As the accounting acquirer, Mechanics Bank remeasured the identifiable assets acquired and liabilities assumed in the merger as of September 2, 2025 at their acquisition date fair values. The estimates of fair value were recorded based on initial valuations at the merger date. These estimates are considered preliminary as of September 30, 2025, are subject to change for up to one year after the merger date, and any changes could be material.

INCOME STATEMENT HIGHLIGHTS

Summary Income Statement

	Quarter Ended			Nine Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Total interest income	$204,888	$178,153	$192,119	$556,626	$558,866
Total interest expense	59,218	48,024	61,149	152,373	168,097
Net interest income	145,670	130,129	130,970	404,253	390,769
Provision (reversal of provision) for credit losses on loans and leases	46,058	357	6,730	42,663	2,684
Provision (reversal of provision) for credit losses on unfunded lending commitments	960	(725)	13	329	517
Total provision (reversal of provision) for credit losses	47,018	(368)	6,743	42,992	3,201
Net gain (loss) on sale of investment securities	155	4,137	—	4,292	(207,203)
Bargain purchase gain	90,363	—	—	90,363	—
Other noninterest income	19,260	15,488	16,904	49,729	49,548
Total noninterest income (loss)	109,778	19,625	16,904	144,384	(157,655)
Acquisition and integration costs	63,869	5,639	—	69,858	—
Other noninterest expense	99,460	85,441	85,651	270,189	261,410
Total noninterest expense	163,329	91,080	85,651	340,047	261,410
Income (loss) before provision for income tax expense	45,101	59,042	55,480	165,598	(31,497)
Provision for income taxes	(10,060)	16,557	15,536	24,161	(8,833)
Net income (loss)	$55,161	$42,485	$39,944	$141,437	$(22,664)

Net Interest Income

Net interest income in the third quarter of 2025 was $15.5 million higher than the second quarter of 2025 primarily as a result of the merger with HomeStreet Bank in September 2025. Mechanics’ net interest margin decreased from 3.44% to 3.36%. The decrease in the net interest margin was primarily due to the deposits and long-term debt acquired from HomeStreet and non-recurring interest recoveries recognized in the second quarter.

Nathan Duda, EVP and Chief Financial Officer of Mechanics, commented, “The legacy HomeStreet assets and liabilities have been fully marked to current market rates as of the merger date, which will provide accretion in interest income in addition to the contractual rates on the loans acquired.”

Provision for Credit Losses

The provision for credit losses in the third quarter of 2025, which consists of the provision for credit losses on loans and provision for unfunded commitments, was $47.0 million. The increase in provision for the third quarter of 2025 was primarily driven by reserves established on non-PCD acquired loans from HomeStreet and updates to ACL factors that were driven by a re-evaluation of future economic conditions and interest rate repricing risk.

Noninterest Income

Noninterest income in the third quarter of 2025 increased from the second quarter of 2025 primarily due to the bargain purchase gain of $90.4 million recognized on the HomeStreet merger.

Nathan Duda added, “Bargain purchase gains are rare and only occur in unique circumstances. The bargain purchase gain reflects the fair value of the net assets acquired less the consideration paid.”

Noninterest Expense

Noninterest expense increased $72.2 million in the third quarter of 2025 compared to the second quarter of 2025, primarily due to non-recurring acquisition and integration related costs of $63.9 million and increases in salaries and employee benefits expense.

C.J. Johnson said, “Mechanics has already incurred a significant amount of our estimated restructuring charges related to the merger and these one-time expenses will decrease materially moving forward.”

Income Taxes

Our effective tax rate during the third quarter of 2025 was (22.3)% as compared to 28.0% in the second quarter of 2025. The $90.4 million bargain purchase gain from the merger with HomeStreet was an after-tax item. Excluding the bargain purchase gain,we would have recorded a pre-tax loss of $45.3 million, which was the primary reason for the negative effective tax rate.

BALANCE SHEET HIGHLIGHTS
Selected Balance Sheet Items

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Cash and cash equivalents	$1,442,647	$2,078,960	$798,309	$999,711	$1,178,161
Trading securities	50,357	—	—	—	—
Securities available-for-sale	3,490,478	2,562,438	3,586,322	3,065,251	2,709,754
Securities held-to-maturity	1,363,636	1,391,211	1,416,914	1,440,494	1,464,775
Loans held for investment (before ACL)	14,568,795	9,239,834	9,416,024	9,643,497	9,924,444
Total assets	22,708,820	16,571,173	16,540,317	16,490,112	16,602,757

Noninterest-bearing demand deposits	$6,748,479	$5,453,890	$5,495,994	$5,616,116	$5,595,703
Total deposits	19,452,819	13,968,863	13,986,226	13,941,804	14,108,506
Long-term debt	190,123	—	—	—	7,245
Total liabilities	19,934,686	14,154,556	14,166,227	14,188,244	14,303,493
Total shareholders’ equity	2,774,134	2,416,617	2,374,090	2,301,868	2,299,264

Investment Securities

Trading securities totaled $50.4 million at September 30, 2025 and were acquired in the HomeStreet merger. Securities held-to-maturity decreased by $27.6 million in the third quarter and totaled $1.4 billion at September 30, 2025. Securities available-for-sale increased by $928.0 million during the third quarter to $3.5 billion at September 30, 2025. The net increase in investment securities was primarily due to securities acquired in the HomeStreet merger.

Loans

Total loans and leases at September 30, 2025 were $14.6 billion, up $5.3 billion from $9.2 billion at June 30, 2025, due primarily to the addition of $5.6 billion of legacy HomeStreet Bank loans recorded at fair value.

Deposits

Total deposits increased by $5.5 billion during the third quarter of 2025 to $19.5 billion at September 30, 2025, due primarily to balances acquired in the merger.

Noninterest-bearing accounts totaled $6.7 billion and represented 35% of total deposits at September 30, 2025, compared to $5.5 billion, or 39% of total deposits, at June 30, 2025. Noninterest-bearing deposit balances increased in the quarter primarily due to balances acquired in the merger.

Insured deposits of $12.8 billion represented 66% of total deposits at September 30, 2025, compared to insured deposits of $7.6 billion, or 55% of total deposits at June 30, 2025.

Borrowings
Total borrowings were $190.1 million at September 30, 2025, representing subordinated notes, senior notes and trust preferred debt acquired in the merger.

Equity
During the third quarter 2025, total shareholders’ equity increased by $357.5 million to $2.8 billion and tangible common equity (1) increased by $247.6 million to $1.8 billion at September 30, 2025. The increase in total shareholders’ equity for the third quarter resulted from Mechanics Bancorp shares issued as merger consideration, and net income in the third quarter of 2025.

At September 30, 2025, book value per common share increased to $12.54, compared to $11.96 at June 30, 2025. The linked-quarter change in book value per share reflects Mechanics Bancorp shares issued as merger consideration. Tangible book value per common share (1) increased to $7.73, compared to $7.26 at June 30, 2025, mainly as a result of Mechanics Bancorp shares issued as merger consideration, combined with $108.3 million of intangibles added as part of the merger.

(1)Non-GAAP measure. Refer to section “Non-GAAP Financial Measures and Reconciliations” below.

CAPITAL AND LIQUIDITY

Capital ratios remain strong with Total risk-based capital at 15.59% and a Tier 1 leverage ratio of 10.33% at September 30, 2025. The following table presents our regulatory capital ratios as of the dates indicated:

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Mechanics Bancorp (1),(2)
Tier 1 leverage capital (to average assets)	10.33%	n/a	n/a	n/a	n/a
Common equity Tier 1 capital (to risk-weighted assets)	13.42%	n/a	n/a	n/a	n/a
Tier 1 risk-based capital (to risk-weighted assets)	13.42%	n/a	n/a	n/a	n/a
Total risk-based capital (to risk-weighted assets)	15.59%	n/a	n/a	n/a	n/a

Mechanics Bank (1)
Tier 1 leverage capital (to average assets)	11.46%	10.16%	9.91%	9.66%	8.93%
Common equity Tier 1 capital (to risk-weighted assets)	14.87%	18.27%	16.89%	16.14%	15.29%
Tier 1 risk-based capital (to risk-weighted assets)	14.87%	18.27%	16.89%	16.14%	15.29%
Total risk-based capital (to risk-weighted assets)	16.13%	19.10%	17.77%	17.14%	16.42%

(1)On September 2, 2025, HomeStreet Bank merged with and into Mechanics Bank, with Mechanics Bank surviving the merger and becoming a wholly-owned subsidiary of Mechanics Bancorp. As a result, for periods prior to September 30, 2025, regulatory capital ratios are only presented for Mechanics Bank.
(2)Regulatory capital ratios at September 30, 2025 are preliminary.

At September 30, 2025, Mechanics had available borrowing capacity of $3.8 billion from the FHLB, $4.0 billion from the FRBSF and $5.3 billion under borrowing lines established with other financial institutions.

Nathan Duda commented, “Mechanics Bank’s deposit base permits the Bank to be core funded without wholesale funding. We have already paid down the acquired HomeStreet FHLB advances, and our borrowing capacity with the FHLB will increase in the fourth quarter when the legacy HomeStreet loans are pledged.”

CREDIT QUALITY

Asset Quality Information and Ratios

(dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Delinquent loans held for investment:
30-89 days past due	$55,883	$106,710	$100,225	$91,337	$107,460
90+ days past due	38,316	10,660	5,248	6,082	6,314
Total delinquent loans	$94,199	$117,370	$105,473	$97,419	$113,774
Total delinquent loans to loans held for investment	0.65%	1.27%	1.12%	1.01%	1.15%

Nonperforming assets
Nonaccrual loans	$60,586	$18,606	$9,905	$10,693	$11,642
90+ days past due and accruing	2,653	717	211	211	214
Total nonperforming loans	63,239	19,323	10,116	10,904	11,856
Foreclosed assets	1,675	—	13,400	15,600	17,882
Total nonperforming assets	$64,914	$19,323	$23,516	$26,504	$29,738

Allowance for credit losses on loans and leases	$168,959	$68,334	$75,515	$88,558	$103,481
Allowance for credit losses on loans and leases to total loans and leases held for investment	1.16%	0.74%	0.80%	0.92%	1.04%
Allowance for credit losses on loans and leases to nonaccrual loans	278.88%	367.27%	762.38%	828.22%	888.88%
Nonaccrual loans to total loans and leases held for investment	0.42%	0.20%	0.11%	0.11%	0.12%
Nonperforming assets to total assets	0.29%	0.12%	0.14%	0.16%	0.18%

At September 30, 2025, total delinquent loans and leases were $94.2 million, compared to $117.4 million at June 30, 2025. The decrease was primarily due to decreases in the auto loan portfolio and loans that improved to current status during the third quarter. Total delinquent loans and leases as a percentage of total loans and leases declined to 0.65% at September 30, 2025, as compared to 1.27% at June 30, 2025.

At September 30, 2025, nonperforming assets were $64.9 million, compared to $19.3 million at June 30, 2025. The increase was mostly due to nonperforming loans and leases and foreclosed assets acquired from legacy HomeStreet Bank. Nonperforming assets as a percentage of total assets increased to 0.29% at September 30, 2025 as compared to 0.12% at June 30, 2025.

Allowance for Credit Losses

	Quarter Ended			Nine Months Ended
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Allowance for credit losses on loans and leases:
Beginning balance	$68,334	$75,515	$108,021	$88,558	$133,778
Initial allowance on acquired PCD loans	63,494	—	—	63,494	—
Provision (reversal of provision) for credit losses	46,058	357	6,730	42,663	2,684
Loans charged off	(12,803)	(9,949)	(14,572)	(34,969)	(46,034)
Recoveries	3,876	2,411	3,302	9,213	13,053
Ending balance	$168,959	$68,334	$103,481	$168,959	$103,481

Allowance for credit losses on unfunded lending commitments:
Beginning balance	$3,735	$4,460	$4,818	$4,366	$4,314
Initial allowance on acquired loans	3,736	—	—	3,736	—
Provision (reversal of provision) for credit losses	960	(725)	13	329	517
Ending balance	$8,431	$3,735	$4,831	$8,431	$4,831

Net charge-offs to average loans (1)	0.32%	0.32%	0.45%	0.35%	0.43%

(1) Ratios are annualized.

The allowance for credit losses on loans totaled $169.0 million, or 1.16% of total loans at September 30, 2025, compared to $68.3 million, or 0.74% of total loans at June 30, 2025. The increase in the allowance includes the addition of $63.5 million related to legacy HomeStreet Bank’s PCD loans booked at the merger’s close, which did not flow through the income statement. The ACL provision for the third quarter was $46.1 million, which includes an initial provision of $20.2 million for the acquired HomeStreet Bank’s non-PCD loans.

Conference Call

The Company will host a conference call and webcast to discuss its third quarter 2025 financial results at 11:00 a.m. Eastern Time (ET) on Friday, October 31, 2025. Investors and analysts interested in participating in the call are invited to dial 1-833-470-1428 (international callers please dial 1-646-844-6383) and use access code 320554 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available on the Company’s website at https://ir.mechanicsbank.com. The earnings presentation for the call will also be available on the Company’s Investor Relations website prior to the call.

A replay of the conference call will be available within two hours of the conclusion of the call and can be accessed through the News & Events tab of the Company’s website as well as by dialing 1-866-813-9403 (international callers please dial 1-929-458-6194). The pin to access the telephone replay is 352137. The replay will be available until 11:59 p.m. (Eastern Time) on November 7, 2025.

About Mechanics Bancorp

Mechanics Bancorp (NASDAQ: MCHB) is headquartered in Walnut Creek, Calif., and is the financial holding company of Mechanics Bank, a full-service bank with $22.7 billion in assets and 166 branches across California, Oregon, Washington and Hawaii. Founded in 1905 to help families, businesses and communities prosper, Mechanics Bank offers a wide range of products and services in consumer and business banking, commercial lending, cash management services, private banking, and comprehensive wealth management and trust services.

Learn more at www.MechanicsBank.com.

Cautionary Note

The information contained herein is preliminary and based on Company data available at the time of this earnings release. It speaks only as of the particular date or dates included in the earnings release. Except as required by law, Mechanics does not undertake an obligation to, and disclaims any duty to, update any of the information herein.

Forward-Looking Statements

This earnings release, including information incorporated by reference herein, contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained or incorporated by reference in this earnings release, including statements regarding our plans, objectives, expectations, strategies, beliefs, or future performance or events, are forward-looking statements. Generally, forward-looking statements include the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “look,” “may,” “optimistic,” “plan,” “potential,” “projection,” “should,” “will,” and “would” and similar expressions (or the negative of these terms), although not all forward-looking statements contain these identifying words. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Other important factors could affect the Company’s future results from those expressed or implied in any forward-looking statements include, but are not limited to:

•the ability to achieve expected cost savings, synergies and other financial benefits from the merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected;
•the diversion of management time from core banking functions due to integration-related matters;
•changes in the interest rate environment and in expectation of reduction in short-term interest rates;
•changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers, and global trade disputes, including the imposition of tariffs by the U.S. and countermeasures by foreign governments;
•our ability to control operating costs and expenses;
•our ability to attract and retain key members of our senior management team;
•changes in deposit flows, loan demand or real estate values may adversely affect our business;
•increases in competitive pressure among financial institutions or from non-financial institutions;
•our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank;
•our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses and impact the adequacy of our allowance for credit losses;
•changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently;
•legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies,

changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes;
•general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry;
•technological changes may be more difficult or more expensive than what we anticipate;
•a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks;
•success or consummation of new business initiatives may be more difficult or expensive than what we anticipate;
•staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; and
•the potential for litigation, investigations or other matters before regulatory agencies.

A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives is also contained in the Risk Factors included on Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 2, 2025. We strongly recommend readers review those disclosures in conjunction with the discussions herein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events.

Forward-looking statements in this earnings release are based on management’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this earnings release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

Investor Relations Inquiries:

Contact:	Mechanics Bancorp
Nathan Duda
Executive Vice President and Chief Financial Officer
ir@mechanicsbank.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

ASSETS
Cash and cash equivalents	$1,442,647	$2,078,960	$798,309	$999,711	$1,178,161
Trading securities	50,357	—	—	—	—
Securities available-for-sale	3,490,478	2,562,438	3,586,322	3,065,251	2,709,754
Securities held-to-maturity	1,363,636	1,391,211	1,416,914	1,440,494	1,464,775
Loans held for sale	54,985	415	219	543	504
Loan and lease receivables	14,568,795	9,239,834	9,416,024	9,643,497	9,924,444
Allowance for credit losses on loans and leases	(168,959)	(68,334)	(75,515)	(88,558)	(103,481)
Net loan and lease receivables	14,399,836	9,171,500	9,340,509	9,554,939	9,820,963
Mortgage servicing rights	88,595	—	—	—	—
Other real estate owned	1,675	—	13,400	15,600	17,882
Federal Home Loan Bank stock, at cost	17,294	17,250	17,250	17,250	17,250
Premises and equipment, net	143,917	114,715	115,509	117,362	117,291
Bank-owned life insurance	169,163	84,786	84,300	83,741	83,968
Goodwill	843,305	843,305	843,305	843,305	843,305
Other intangible assets, net	143,264	33,309	35,975	38,744	41,491
Right-of-use asset	85,657	56,696	56,268	53,545	55,263
Interest receivable and other assets	414,011	216,588	232,037	259,627	252,150
TOTAL ASSETS	$22,708,820	$16,571,173	$16,540,317	$16,490,112	$16,602,757
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Noninterest-bearing demand deposits	$6,748,479	$5,453,890	$5,495,994	$5,616,116	$5,595,703
Interest-bearing transaction accounts	7,918,670	6,359,590	6,357,909	6,138,909	6,193,735
Savings and time deposits	4,785,670	2,155,383	2,132,323	2,186,779	2,319,068
Total deposits	19,452,819	13,968,863	13,986,226	13,941,804	14,108,506
Long-term debt	190,123	—	—	—	7,245
Operating lease liability	90,796	59,233	58,914	56,094	57,785
Interest payable and other liabilities	200,948	126,460	121,087	190,346	129,957
TOTAL LIABILITIES	19,934,686	14,154,556	14,166,227	14,188,244	14,303,493
SHAREHOLDERS’ EQUITY
Common stock	2,401,989	2,122,374	2,122,117	2,122,117	2,122,117
Retained earnings	380,954	325,793	283,308	239,517	187,854
Accumulated other comprehensive income (loss), net of tax	(8,809)	(31,550)	(31,335)	(59,766)	(10,707)
TOTAL SHAREHOLDERS’ EQUITY	2,774,134	2,416,617	2,374,090	2,301,868	2,299,264
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,708,820	$16,571,173	$16,540,317	$16,490,112	$16,602,757

Common shares outstanding-Class A and B	221,203,135	202,015,832	201,999,328	201,999,328	201,999,328

CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

	Quarter Ended			Nine Months Ended
(in thousands, except share and per share data)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

INTEREST INCOME
Loans and leases interest and fees	$141,773	$120,116	$130,830	$379,681	$404,010
Investment securities	40,266	42,013	37,060	129,864	91,238
Interest-bearing cash and other	22,849	16,024	24,229	47,081	63,618
Total interest income	204,888	178,153	192,119	556,626	558,866
INTEREST EXPENSE
Deposits	57,496	48,024	52,408	150,651	140,859
Borrowed funds	124	—	8,607	124	26,428
Long-term debt	1,598	—	134	1,598	810
Total interest expense	59,218	48,024	61,149	152,373	168,097
Net interest income	145,670	130,129	130,970	404,253	390,769
Provision (reversal of provision) for credit losses on loans and leases	46,058	357	6,730	42,663	2,684
Provision (reversal of provision) for credit losses on unfunded lending commitments	960	(725)	13	329	517
Net interest income after provision for credit losses	98,652	130,497	124,227	361,261	387,568
NONINTEREST INCOME
Service charges on deposit accounts	5,875	5,492	6,007	16,861	17,854
Trust fees and commissions	3,117	3,216	3,176	9,452	8,841
ATM network fee income	3,425	3,040	3,109	9,353	9,084
Loan servicing income	680	168	202	1,025	786
Net gain (loss) on sale of investment securities	155	4,137	—	4,292	(207,203)
Income from bank-owned life insurance	2,120	502	1,010	3,149	2,144
Bargain purchase gain	90,363	—	—	90,363	—
Other	4,043	3,070	3,400	9,889	10,839
Total noninterest income (loss)	109,778	19,625	16,904	144,384	(157,655)
NONINTEREST EXPENSE
Salaries and employee benefits	54,168	47,734	47,072	150,753	147,717
Occupancy	9,566	8,337	8,028	25,875	24,113
Equipment	7,288	6,288	5,807	19,445	17,643
Professional services	5,560	5,907	7,091	16,383	15,398
FDIC assessments and regulatory fees	2,722	2,213	2,917	7,148	8,679
Amortization of intangible assets	4,251	2,666	3,302	9,655	10,705
Data processing	3,315	2,200	2,294	6,865	6,734
Loan related	4,439	3,220	1,577	9,236	5,416
Marketing and advertising	680	744	963	2,008	2,603
Other real estate owned related	(103)	104	201	2,685	1,888
Acquisition and integration costs	63,869	5,639	—	69,858	—
Other	7,574	6,028	6,399	20,136	20,514
Total noninterest expense	163,329	91,080	85,651	340,047	261,410
Income (loss) before provision for income tax expense	45,101	59,042	55,480	165,598	(31,497)
PROVISION FOR INCOME TAXES	(10,060)	16,557	15,536	24,161	(8,833)
NET INCOME (LOSS)	$55,161	$42,485	$39,944	$141,437	$(22,664)

Basic earnings per share
Class A common stock	$0.25	$0.20	$0.19	$0.66	$(0.11)
Class B common stock	$2.53	$2.00	1.88	$6.60	$(1.07)
Diluted earnings per share
Class A common stock	$0.25	$0.20	$0.19	$0.66	$(0.11)
Class B common stock	$2.53	$2.00	$1.88	$6.60	$(1.07)
Basic weighted-average shares outstanding
Class A common stock	207,189,764	200,893,223	200,884,880	203,012,384	200,876,688
Class B common stock	1,114,448	1,114,448	1,114,448	1,114,448	1,114,448
Diluted weighted-average shares outstanding
Class A common stock	207,277,786	200,952,643	200,977,311	203,081,443	200,988,925
Class B common stock	1,114,448	1,114,448	1,114,448	1,114,448	1,114,448

LOANS HELD FOR INVESTMENT

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Commercial and industrial	$547,311	$280,551	$352,267	$410,040	$416,407
Commercial real estate
Multifamily	5,448,374	2,826,750	2,833,328	2,794,581	2,808,199
Non-owner occupied	1,864,040	1,551,617	1,618,001	1,657,597	1,713,472
Owner occupied	709,239	323,419	341,446	360,100	367,111
Construction and land development	535,776	135,013	119,089	104,430	108,965
Residential real estate	3,907,101	2,438,271	2,336,268	2,280,963	2,221,038
Auto	954,615	1,147,967	1,363,084	1,596,935	1,841,062
Other consumer	602,339	536,246	452,541	438,851	448,190
Total LHFI	$14,568,795	$9,239,834	$9,416,024	$9,643,497	$9,924,444

COMPOSITION OF DEPOSITS

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Deposits by product:
Noninterest-bearing demand deposits	$6,748,479	$5,453,890	$5,495,994	$5,616,116	$5,595,703
Interest-bearing:
Interest-bearing demand deposits	1,733,215	1,331,785	1,384,081	1,435,266	1,417,938
Savings	1,398,430	1,173,943	1,201,988	1,216,900	1,247,408
Money market	6,185,455	5,027,805	4,973,828	4,703,643	4,775,797
Certificates of deposit	3,387,240	981,440	930,335	969,879	1,071,660
Total interest-bearing deposits	12,704,340	8,514,973	8,490,232	8,325,688	8,512,803
Total deposits	$19,452,819	$13,968,863	$13,986,226	$13,941,804	$14,108,506

SUMMARY FINANCIAL DATA

	Quarter Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Select Performance Ratios:
Return on average equity (1)	8.61%	7.15%	6.99%	7.81%	(1.35)%
Return on average tangible equity (1), (2)	14.17%	11.82%	12.13%	12.96%	(1.48)%
Return on average assets (1)	1.18%	1.03%	0.92%	1.10%	(0.18)%
Efficiency ratio	63.9%	60.8%	57.9%	62.0%	112.1%
Efficiency ratio (non-GAAP) (2)	62.3%	59.0%	55.7%	60.2%	107.6%
Net interest margin (1)	3.36%	3.44%	3.28%	3.41%	3.29%

	As of
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Other data:
Book value per share	$12.54	$11.96	$11.75	$11.40	$11.38
Tangible book value per share (2)	$7.73	$7.26	$7.05	$6.70	$6.67
Common equity ratio	12.22%	14.58%	14.35%	13.96%	13.85%
Tangible common equity ratio (2)	8.23%	9.81%	9.54%	9.10%	9.00%
Loans to deposit ratio	74.89%	66.15%	67.32%	69.17%	70.34%
Full time equivalent employees	2,036	1,303	1,426	1,439	1,432

(1)Ratios are annualized.
(2)Return on average tangible equity, efficiency ratio, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. For a reconciliation of these measures to the comparable GAAP financial measure or the computation of the measure, see “Non-GAAP Financial Measures and Reconciliations” below.

NET INTEREST MARGIN

	Quarter Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Assets:
Interest-earning assets:
Cash and cash equivalents	$1,851,414	$19,858	4.26%	$1,390,355	$14,668	4.23%	$1,691,753	$22,020	5.18%
Investment securities	4,248,163	40,266	3.76%	4,342,666	42,013	3.88%	4,040,510	37,060	3.65%
Loans (1)	10,959,795	141,773	5.13%	9,337,910	120,116	5.16%	10,032,238	130,830	5.19%
FHLB Stock and other investments	119,880	2,991	9.90%	103,468	1,356	5.26%	100,150	2,209	8.77%
Total interest-earning assets	17,179,252	204,888	4.73%	15,174,399	178,153	4.71%	15,864,651	192,119	4.82%
Noninterest-earning assets	1,418,197			1,294,772			$1,322,435
Total assets	$18,597,449			$16,469,171			$17,187,086
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Demand deposits	$1,480,835	$1,196	0.32%	$1,344,397	$1,045	0.31%	1,444,564	2,631	0.72%
Money market and savings	6,701,690	42,382	2.51%	6,231,772	40,956	2.64%	5,990,216	41,913	2.78%
Certificates of deposit	1,758,659	13,918	3.14%	960,431	6,023	2.52%	1,055,430	7,864	2.96%
Total	9,941,184	57,496	2.29%	8,536,600	48,024	2.26%	8,490,210	52,408	2.46%
Borrowings:
Borrowings	10,939	124	4.48%	13	0	4.61%	717,395	8,607	4.77%
Long-term debt	63,034	1,598	10.06%	—	—	—%	9,941	134	5.34%
Total interest-bearing liabilities	10,015,157	59,218	2.35%	8,536,613	48,024	2.26%	9,217,546	61,149	2.64%
Noninterest-bearing liabilities:
Demand deposits (2)	5,823,539			5,355,287			5,480,808
Other liabilities	216,836			193,089			214,422
Total liabilities	16,055,532			14,084,989			14,912,776
Shareholders’ equity	2,541,917			2,384,182			2,274,310
Total liabilities and shareholders’ equity	$18,597,449			$16,469,171			$17,187,086
Net interest income		$145,670			$130,129			$130,970
Net interest rate spread			2.38%			2.45%			2.18%
Net interest margin			3.36%			3.44%			3.28%

(1)Includes loans held for sale.
(2)Cost of all deposits, including noninterest-bearing demand deposits, was 1.45%, 1.39% and 1.49% for the quarters ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.

	Nine Months Ended
	September 30, 2025			September 30, 2024
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Assets:
Interest-earning assets:
Cash and cash equivalents	$1,329,525	$41,713	4.19%	$1,525,600	$59,315	5.19%
Investment securities	4,455,585	129,864	3.90%	3,914,358	91,238	3.11%
Loans (1)	9,935,183	379,681	5.11%	10,312,101	404,010	5.23%
FHLB Stock and other investments	108,261	5,368	6.63%	102,545	4,303	5.61%
Total interest-earning assets	15,828,554	556,626	4.70%	15,854,604	558,866	4.71%
Noninterest-earning assets	1,338,126			1,340,551
Total assets	$17,166,680			$17,195,155
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Demand deposits	$1,409,713	$3,539	0.34%	$1,503,080	$7,602	0.68%
Money market and savings	6,330,840	121,478	2.57%	5,775,423	111,971	2.59%
Certificates of deposit	1,222,456	25,634	2.80%	1,021,633	21,286	2.78%
Total	8,963,009	150,651	2.25%	8,300,136	140,859	2.27%
Borrowings:
Borrowings	3,691	124	4.48%	739,058	26,428	4.78%
Long-term debt	21,242	1,598	10.06%	19,927	810	5.43%
Total interest-bearing liabilities	8,987,942	152,373	2.27%	9,059,121	168,097	2.48%
Noninterest-bearing liabilities:
Demand deposits (2)	5,541,719			5,687,029
Other liabilities	215,971			207,811
Total liabilities	14,745,632			14,953,961
Shareholders’ equity	2,421,048			2,241,194
Total liabilities and shareholders’ equity	$17,166,680			$17,195,155
Net interest income		$404,253			$390,769
Net interest spread			2.43%			2.23%
Net interest margin			3.41%			3.29%

(1)Includes loans held for sale.
(2)Cost of deposits including noninterest-bearing deposits, was 1.39% and 1.35% for the nine months ended September 30, 2025 and 2024, respectively.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

This document contains non-GAAP financial measures of our financial performance, including return on average tangible equity, efficiency ratio, tangible book value per share and tangible common equity ratio. We believe that these non-GAAP financial measures provide useful information because they are used by management to evaluate our operating performance, without the impact of goodwill and other intangible assets. However, these financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative to, its GAAP results. The non-GAAP financial measures Mechanics presents may differ from similarly captioned measures presented by other companies.

(in thousands, except shares and per share data)		Quarter Ended			Nine Months Ended

Return on Average Equity and Return on Average Tangible Equity	Ref.	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net income (loss)	(a)	$55,161	$42,485	$39,944	$141,437	$(22,664)
Add: intangibles amortization, net of tax (1)		3,040	1,906	2,361	6,904	7,654
Net income (loss), excluding the impact of intangible amortization, net of tax	(b)	$58,201	$44,391	$42,305	$148,341	$(15,010)

Average shareholders’ equity	(c)	$2,541,917	$2,384,182	$2,274,310	$2,421,048	$2,241,194
Less: average goodwill and other intangible assets		912,679	878,190	886,389	890,677	890,120
Average tangible shareholders' equity	(d)	$1,629,238	$1,505,992	$1,387,921	$1,530,371	$1,351,074

Return on average equity (2)	(a) / (c)	8.61%	7.15%	6.99%	7.81%	(1.35)%
Return on average tangible equity (non-GAAP) (2)	(b) / (d)	14.17%	11.82%	12.13%	12.96%	(1.48)%

(1) Effective tax rate of 28.5% used in computations above.
(2) Ratios are annualized.
		Quarter Ended			Nine Months Ended
Efficiency Ratio		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Noninterest expense	(e)	$163,329	$91,080	$85,651	$340,047	$261,410
Less: intangibles amortization		4,251	2,666	3,302	9,655	10,705
Noninterest expense, excluding the impact of intangible amortization	(f)	159,078	88,414	82,349	330,392	250,705
Net interest income	(g)	145,670	130,129	130,970	404,253	390,769
Noninterest income (loss)	(h)	109,778	19,625	16,904	144,384	(157,655)
Efficiency ratio	(e) / (g+h)	63.9%	60.8%	57.9%	62.0%	112.1%
Efficiency ratio (non-GAAP)	(f) / (g+h)	62.3%	59.0%	55.7%	60.2%	107.6%

		As of
Book Value per Share and Tangible Book Value per Share		September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Total shareholders’ equity	(i)	$2,774,134	$2,416,617	$2,374,090	$2,301,868	$2,299,264
Less: goodwill and other intangible assets		986,569	876,614	879,280	882,049	884,796
Total tangible shareholders’ equity	(j)	$1,787,565	$1,540,003	$1,494,810	$1,419,819	$1,414,468

Common shares outstanding-Class A and B	(k)	221,203,135	202,015,832	201,999,328	201,999,328	201,999,328

Common shares outstanding-Class A		220,088,687	200,901,384	200,884,880	200,884,880	200,884,880
Common shares outstanding-Class B-adjusted		11,144,480	11,144,480	11,144,480	11,144,480	11,144,480
Shares outstanding at period end-adjusted (3)	(l)	231,233,167	212,045,864	212,029,360	212,029,360	212,029,360

Book value per share	(i) / (k)	$12.54	$11.96	$11.75	$11.40	$11.38
Tangible book value per share (non-GAAP)	(j) / (l)	$7.73	$7.26	$7.05	$6.70	$6.67

(3) Includes 11,144,480 Class A Shares issuable upon the conversion of 1,114,448 Class B Shares outstanding. Class B Shares also are treated as if such share had been converted into ten Class A Shares for purposes of calculating the economic rights of the Class B Shares, including upon liquidation of the Company or the declaration of dividends or distributions by the Company.

		As of
Common Equity Ratio and Tangible Common Equity Ratio		September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Total shareholders’ equity	(m)	$2,774,134	$2,416,617	$2,374,090	$2,301,868	$2,299,264
Less: goodwill and other intangible assets		986,569	876,614	879,280	882,049	884,796
Total tangible shareholders’ equity	(n)	$1,787,565	$1,540,003	$1,494,810	$1,419,819	$1,414,468

Total assets	(o)	$22,708,820	$16,571,173	$16,540,317	$16,490,112	$16,602,757
Less: goodwill and other intangible assets		986,569	876,614	879,280	882,049	884,796
Total tangible assets	(p)	$21,722,251	$15,694,559	$15,661,037	$15,608,063	$15,717,961

Common equity ratio	(m) / (o)	12.22%	14.58%	14.35%	13.96%	13.85%
Tangible common equity ratio (non-GAAP)	(n) / (p)	8.23%	9.81%	9.54%	9.10%	9.00%